                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):   August 18, 1995
                                                         -----------------



                              MARIETTA CORPORATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


   New York                       0-14699                       16-1074992
- -----------------                 -------                       ----------
(State or other                 (Commission                    (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


           37 Huntington Street, Cortland, New York       13045
          ------------------------------------------    ---------
           (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:   (607) 753-6746
                                                     ----------------



                                                               Page 1 of 5 pages
                                                  Exhibit Index begins on Page 5

ITEM 5.  OTHER EVENTS.

    (a) On August 27, 1995, Marietta Corporation (the "Registrant") announced that it had signed a Merger Agreement (the "Agreement") with a corporation controlled by Barry W. Florescue ("Florescue"), the beneficial owner of approximately 8.7% of the Registrant's outstanding common stock. Under the terms of the Agreement, all of the Registrant's outstanding common stock (other than shares beneficially owned by Florescue) will be acquired for $10.25 per share in cash. The closing of the transaction is subject to several conditions, including: Florescue obtaining the financing necessary to complete the transaction; approval of the transaction by holders of at least 66 2/3% of the Registrant's shares; and Registrant having met certain specified levels of current assets. There can be no assurance that the conditions will be satisfied.

          Reference is made to a copy of the Agreement attached as Exhibit 2.1 to this Form 8-K.

          In addition, Florescue has the right to terminate the Agreement if the slate of directors nominated by the Registrant's Board of Directors at the Registrant's Annual Meeting of Shareholders, scheduled for August 31, 1995, is not elected.

          Florescue has provided the Registrant with commitment letters from Foothill Capital Corporation and Siena Capital Partners, L.P. to provide $35.5 million of financing necessary to complete the transaction. Such commitment letters are subject, among other things, to satisfactory completion by the lenders of their due diligence, approval by the credit committees of such lenders (including whether to require participants for up to $10 million of such financing) and execution of definitive agreements. Pursuant to such commitment letters, an additional equity investment by Florescue of approximately $4.5 million is required, and this equity investment has been guaranteed by Florescue Family Corporation, an affiliate of Florescue. Reference is made to copies of the commitment letters attached as Exhibits 2.2 and 2.3 to this Form 8-K.

          In addition, if the Agreement is terminated for certain specified reasons the Registrant has agreed to pay to Florescue certain fees. A fee of $1,250,000 is payable if the Agreement is terminated because the Board of Directors fails to recommend the Merger to shareholders, the Board recommends to shareholders an offer which it believes is more favorable to shareholders than the Merger, or the Registrant fails to obtain a favorable opinion as to the fairness of the $10.25 per share price to be received by shareholders in the Merger. A fee of $600,000 is payable if the Agreement is terminated because the Registrant breaches certain of its representations in the Agreement, the Registrant does not meet certain specified levels of current assets, holders of more than 10% of the Registrant's outstanding shares exercise their appraisal rights under New York law, or shareholders of the Registrant fail to approve the Merger. A fee of $250,000 is payable in certain other limited circumstances.
No fees are payable
if the Agreement is terminated because the directors nominated by the Board are not elected at the Annual Meeting.

          A special meeting of shareholders of the Registrant will be called in order to present the transaction to shareholders. The Agreement provides that it may be terminated by either party if the transaction is not completed by December 31, 1995.

          In a separate agreement relating to Mr. Florescue's joining the Board of Directors of the Registrant, Florescue and his affiliates agreed not to increase their ownership of the Registrant's shares above 14.99% or to commence a tender offer, proxy contest or other similar action, unless consented to by the Board of Directors of the Registrant. Such agreement has a term of two years, subject to earlier termination in certain cases. Reference is made to a copy of the letter agreement attached as Exhibit 10.1 to this Form 8-K.

    (b) On August 18, 1995 the Registrant announced that it had consented to a final judgment and order in settlement of a Securities and Exchange Commission ("SEC") investigation. The Complaint was filed in the United States District Court for the Northern District of New York by the SEC (Civil Action No. 95-CV-
1154) against the Registrant, John S. Nadolski and Thomas J. Blair, former officers and directors of the Registrant. In the settlement, the Registrant agreed, without admitting or denying any wrongdoing, to the entry of an order enjoining the Registrant from violating certain provisions of the Federal securities laws. No monetary damages were paid by the Registrant in connection with such settlement.

          The complaint by the SEC related to previously reported misstatements in the Registrant's quarterly and annual financial statements during the Registrant's 1989 and 1990 fiscal years and in a Registration Statement filed by Registrant in 1989 with respect to the sale of 1,400,000 shares of its common stock. The misstatements in the Registrant's financial statements resulted in, among other things, overstatements of Registrant's fixed assets, revenue, income and expenses.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MARIETTA CORPORATION
                                    -----------------------------------
                                                (Registrant)


                                    By:      /s/ Stephen D. Tannen
                                       --------------------------------
                                       Name:   Stephen D. Tannen
                                       Title:  Chairman of the Board


Date:  August 29, 1995

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION                            PAGE
- -------                             -----------                            ----

 2.1       Agreement and Plan of Merger, dated August 26, 1995, by and      __
           among BFMA Holding Corporation, BFMA Acquisition Corpora-
           tion and the Registrant

 2.2       Letter, dated August 25, 1995, by and between Foothill           __
           Capital Corporation and BFMA Holding Corporation

 2.3       Letter, dated August 26, 1995, by and between Siena Capital      __
           Partners, L.P. and BFMA Holding Corporation

10.1       Letter agreement, dated August 25, 1995, by and among Barry      __
           W. Florescue, Florescue Family Corporation and the Registrant
